UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2006

Gladstone Capital Corporation

(Exact name of registrant as specified in its chapter)

Maryland	814-00237	54-2040781
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Gladstone Capital Corporation is filing this amendment to its Current Report on Form 8-K, which was filed today, to correct the maturity date described in Item 1.01, as set forth below:

Item 1.01. Entry into a Material Definitive Agreement

On May 26, 2006, Gladstone Capital Corporation through its wholly-owned subsidiary, Gladstone Business Loan LLC, amended and extended its credit agreement which was originally established on May 19, 2003. The amendment extended the maturity of the credit agreement to May 25, 2007.  The credit facility capacity remains at $100 million. In conjunction with this amendment and extension, Gladstone Business Loan LLC, Gladstone Management Corporation (an affiliated entity), Deutsche Bank AG, and certain other parties listed from time to time as committed lenders, entered into the Amended and Restated Credit Agreement dated May 26, 2006.

The Amended and Restated Credit Agreement extends the credit facility and modifies existing definitions to the credit agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation
(Registrant)
May 30, 2006	By: /s/ Harry Brill
(Harry Brill, Chief Financial Officer)